UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2025

NIXXY, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-53641 (Commission File Number)	90-1505893 (IRS Employer Identification No.)

1178 Broadway, 3rd Floor

New York, NY 10001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (877) 708-8868

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock	NIXX	NASDAQ Capital Market
Common Stock Purchase Warrants	NIXXW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

(b) Effective November 30, 2025, the consulting agreement of Xuqiang (Adam) Yang, who served as Chief Financial Officer of Nixxy, Inc. (the “Company”), has concluded. Mr. Yang’s departure was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

Appointment of Chief Financial Officer

(d) On December 1, 2025, effective immediately, the Company appointed MeiLin Yu, 54, to serve as the Company’s Chief Financial Officer and Treasurer. In this capacity, Ms. Yu serves as the Company’s principal financial and accounting officer

Ms. Yu has more than 20 years of leadership experience in finance, accounting, auditing, SEC reporting, internal controls, mergers and acquisitions, capital markets transactions, and business transformation for publicly traded companies. From 2022 to 2024, she served as chief financial officer and treasurer of a Nasdaq-listed financial technology company, and from 2015 to 2022, she served as director and management consultant to a publicly traded biotechnology company. She has held senior financial management roles across global, technology-driven, and regulated-industry organizations, including Unilever and ExxonMobil, where she oversaw capital raising, financial reporting, technical accounting, budgeting and forecasting, internal controls, audit coordination, and enterprise-wide operational improvements

Ms. Yu’s background includes extensive experience supporting technology modernization, data-driven operational improvements, and enterprise systems transformation, including initiatives involving AI-enabled financial infrastructure, automation, and process optimization across complex global environments. She has also served on audit committees, including as chair, providing governance oversight of internal controls, financial reporting, and compliance. Since April 2024, she has served as a member of the board of directors of a public electric vehicle company based in California

Ms. Yu is a Certified Public Accountant, Certified Internal Auditor and Chartered Global Management Accountant, and Six-Sigma Black Belt. She holds an MBA from Webster University and a master’s degree in Finance from Shanghai University of Finance and Economics.

The compensation arrangements for Ms. Yu have not yet been finalized. The Company and Ms. Yu are in the process of negotiating the terms of her compensation package. The Company will file an amendment to this Current Report on Form 8-K once such arrangements have been determined, as required by Item 5.02 of Form 8-K

There is no arrangement or understanding pursuant to which Ms. Yu was appointed as the Chief Financial Officer of the Company. There are no family relationships between Ms. Yu and any director or executive officer of the Company, and Ms. Yu has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 3, 2025	Nixxy, Inc.

	By:	/s/ Mike Schmidt
Mike Schmidt Chief Executive Officer

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